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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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
[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Triad Park, LLC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                          The Kontrabecki Group, Inc.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE

FOR IMMEDIATE RELEASE--
FROM THE KONTRABECKI GROUP, INC.


Contacts:

John Kontrabecki
The Kontrabecki Group, Inc.
650-372-1222

Mark Harnett
MacKenzie Partners, Inc.
212-929-5877


                            TKG WEIGHS MATCHING BID
                                 FOR TRIAD PARK

                        FEDERAL COURT ORDERS BLUM GROUP
                              TO DISCLOSE FUNDING

                              TRIAD PARK WITHDRAWS
                           "SUPERIOR PROPOSAL" LETTER


     San Mateo, Calif. (Friday, March 27, 1998). The Kontrabecki Group, Inc.
(TKG) today announced that it is in discussions with Lehman Brothers looking to increase TKG's offer for Triad Park, LLC (ticker: TDPK) to $1.74 per share. This would match the price announced by Richard C. Blum & Associates in a press release yesterday. TKG expects to issue a further press release during the course of the day today.

     TKG has previously announced definitive financing agreements with Lehman Brothers to provide financing for its current merger agreement with Triad Park.

     John Kontrabecki, president of TKG, said: "Shareholders who have already voted for the TKG-Triad Park merger should keep their votes in place. Shareholders who have been waiting for any last minute developments should stand ready to vote for the TKG-Triad Park merger."

     The special meeting of Triad Park shareholders to vote on the TKG-Triad Park merger is presently scheduled for 4 p.m., Saturday, March 28, 1998.

     In a separate development, a federal court has ordered the Blum group and certain of its affiliates to disclose additional information today about the funding for their bid for Triad Park.

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     The U.S. District Court for the Northern District of California ordered the
Blum group to publicly disclose by 3 p.m. Friday, March 27, 1998 a summary of each loan agreement and any plans or arrangements to finance its bid, and a description of any contracts, arrangements or understandings with any person regarding any securities of Triad Park. In addition, the court ordered the Blum group, as soon as practicable, to file with the Securities and Exchange Commission and disseminate to Triad Park shareholders a true and complete
Schedule 13D including copies of all written agreements, contracts, arrangements, understandings, plans or proposals relating to any borrowings to finance its proposed acquisition of Triad Park.

     In a separate development, TKG has been advised by Triad Park's lawyers that the Triad Park Advisory Board has rescinded and withdrawn the "Superior Proposal Notice" previously sent to TKG by the Triad Park Advisory Board with respect to the Blum group's March 13 offer for Triad Park.

     John Kontrabecki, president of TKG, said: "We intend to continue our efforts to deliver immediate value to Triad Park shareholders. We will not hesitate to take further court action to obtain the benefit of our bargain with Triad Park, including by seeking money damages from all appropriate parties. Shareholders' choice remains the same: cash now from the TKG deal, or uncertainty, confusion and delay."

     TRIAD PARK SHAREHOLDERS ARE URGED TO IMMEDIATELY SIGN, DATE AND RETURN THEIR PROXY CARDS MARKED FOR APPROVAL OF THE TKG-TRIAD PARK MERGER.

     For additional information, please contact Mark Harnett of MacKenzie Partners at 212-929-5877 or John Kontrabecki of TKG at 650-372-1222.